SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement.

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☐	Soliciting Material Pursuant to sec. 240.14a-12.

Western Asset Municipal Partners Fund Inc.

Western Asset Municipal Partners Fund II Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Western Asset Municipal Partners Fund II Inc. Declares Distribution,

Suspends Distribution Reinvestment Program In

Anticipation of Approval of

Proposed Merger

NEW YORK (Business Wire) June 13, 2007 Western Asset Municipal Partners Fund II Inc., which is listed on the New York Stock Exchange under the symbol “MPT,” today announced a distribution from ordinary income of $0.0700 per common share payable June 21, 2007 to shareholders of record as of June 18, 2007 with an ex-dividend date of June 14, 2007. This distribution includes the Fund’s regular monthly distribution of $0.045 per common share as well as a distribution of $0.025 per common share from undistributed net investment income that is being paid to common shareholders in anticipation of the Fund’s proposed merger with and into Western Asset Municipal Partners Fund Inc. (NYSE: MNP) on which shareholders will vote at a Special Meeting of Shareholders to be held on June 15, 2007.

If approved by shareholders on June 15, 2007, Western Asset Municipal Partners Fund II Inc. will merge with and into Western Asset Municipal Partners Fund Inc. following the close of business on June 22, 2007. Effective with the opening of business on June 25, 2007, shareholders of Western Asset Municipal Partners Fund II Inc. will become shareholders of Western Asset Municipal Partners Fund Inc. Although anticipated, there can be no assurance that the merger will ultimately be approved by shareholders of the Funds.

In order to facilitate this transaction, Western Asset Municipal Partners Fund II Inc. will suspend its distribution reinvestment plan for the month of June 2007, and distribution reinvestment plan participants will instead receive cash payments. Any shareholder that is a participant in the Western Asset Municipal Partners Fund II Inc. distribution reinvestment plan will automatically become re-enrolled in the distribution reinvestment plan for Western Asset Municipal Partners Fund Inc. when and if the proposed merger is completed. Any investor who is not currently a plan participant but wishes to become one may either contact American Stock Transfer and Trust Company, in writing at 59 Maiden Lane, New York, NY 10038 or by telephone at 1-888-888-0131, or speak with his or her financial advisor.

Western Asset Municipal Partners Fund Inc. and Western Asset Municipal Partners Fund II Inc. are non-diversified, closed-end management investment companies and are managed by Legg Mason Partners Fund Advisor, LLC, a wholly owned subsidiary of Legg Mason, Inc., and sub-advised by Western Asset Management Company, an affiliate of the Investment Adviser.

For additional information, please visit the Funds’ websites at www.LeggMason.com/InvestorServices or call the Investor Relations Group at 1-888-777-0102.

Contact:	Brenda Grandell
Director, Closed-End Funds
Legg Mason & Co., LLC
212-291-3775